April 29, 2026

EQ Advisors Trust

1345 Avenue of the Americas

New York, NY 10105

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with Post-Effective Amendment No. 181 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-17217; 811-07953) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about April 29, 2026, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the Trust’s certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)

the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment of the Shares of each series and class, and the authorization for issuance and sale of the Shares.

We also have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

K&L GATES LLP

1601 K STREET NW WASHINGTON DC 20006

T +1 202 778 9000 F +1 202 778 9100 klgates.com

EQ Advisors Trust

April 29, 2026

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “Counsel” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

Attachment: Schedule A

SCHEDULE A

To the Opinion Letter of K&L Gates LLP, dated April 29, 2026,

Filed as Exhibit (i)(1) to Post-Effective Amendment No. 181 to the Registration Statement

on Form N-1A of EQ Advisors Trust (File Nos. 333-17217; 811-07953)

EQ ADVISORS TRUST

Class IA, Class IB, and/or Class K shares (as noted)

of

Allocation Portfolios

EQ/AB Dynamic Aggressive Growth Portfolio†

EQ/AB Dynamic Growth Portfolio†

EQ/AB Dynamic Moderate Growth Portfolio†

EQ/American Century Moderate Growth Allocation Portfolio†

EQ/Goldman Sachs Growth Allocation Portfolio†

EQ/Goldman Sachs Moderate Growth Allocation Portfolio†

EQ/Invesco Moderate Allocation Portfolio†

EQ/Invesco Moderate Growth Allocation Portfolio†

EQ/JPMorgan Growth Allocation Portfolio†

Equity Portfolios

ATM International Managed Volatility Portfolio††

ATM Large Cap Managed Volatility Portfolio††

ATM Mid Cap Managed Volatility Portfolio††

ATM Small Cap Managed Volatility Portfolio††

EQ/400 Managed Volatility Portfolio†††

EQ/500 Managed Volatility Portfolio†††

EQ/2000 Managed Volatility Portfolio†††

EQ/AB Small Cap Growth Portfolio†††

EQ/American Century Mid Cap Value Portfolio†††

EQ/Capital Group Research Portfolio†††

EQ/ClearBridge Large Cap Growth ESG Portfolio†††

EQ/ClearBridge Select Equity Managed Volatility Portfolio†††

EQ/Common Stock Index Portfolio††††

EQ/Emerging Markets Equity PLUS Portfolio†††

EQ/Equity 500 Index Portfolio††††

EQ/Fidelity Institutional AM® Large Cap Portfolio†††

EQ/Franklin Rising Dividends Portfolio†††

EQ/Franklin Small Cap Value Managed Volatility Portfolio†††

EQ/Global Equity Managed Volatility Portfolio†††

EQ/Goldman Sachs Mid Cap Value Portfolio†††

EQ/International Core Managed Volatility Portfolio†††

EQ/International Equity Index Portfolio††††

EQ/International Managed Volatility Portfolio†††

EQ/International Value Managed Volatility Portfolio†††

EQ/Invesco Comstock Portfolio†††

EQ/Invesco Global Portfolio†††

EQ/Janus Enterprise Portfolio†††

EQ/JPMorgan Growth Stock Portfolio†††

EQ/JPMorgan Value Opportunities Portfolio†††

EQ/Large Cap Core Managed Volatility Portfolio†††

EQ/Large Cap Growth Index Portfolio†††

EQ/Large Cap Growth Managed Volatility Portfolio†††

EQ/Large Cap Value Index Portfolio†††

EQ/Large Cap Value Managed Volatility Portfolio†††

EQ/Lazard Emerging Markets Equity Portfolio†††

EQ/Loomis Sayles Growth Portfolio†††

EQ/MFS International Growth Portfolio†††

EQ/MFS International Intrinsic Value Portfolio†††

EQ/MFS Mid Cap Focused Growth Portfolio†††

EQ/Mid Cap Index Portfolio†††

EQ/Mid Cap Value Managed Volatility Portfolio†††

EQ/Morgan Stanley Small Cap Growth Portfolio†††

EQ/Small Company Index Portfolio†††

EQ/Value Equity Portfolio†††

Multimanager Aggressive Equity Portfolio††††

Fixed Income Portfolios

EQ/AB Short Duration Government Bond Portfolio††††

EQ/Core Bond Index Portfolio†††

EQ/Core Plus Bond Portfolio††††

EQ/Intermediate Corporate Bond Portfolio†††

EQ/Intermediate Government Bond Portfolio††††

EQ/Long-Term Bond Portfolio†††

EQ/Money Market Portfolio††††

EQ/PIMCO Global Real Return Portfolio†††

EQ/PIMCO Real Return Portfolio†††

EQ/PIMCO Total Return ESG Portfolio†††

EQ/PIMCO Ultra Short Bond Portfolio†††

EQ/Quality Bond PLUS Portfolio††††

Multimanager Core Bond Portfolio†††

Specialty/Sector Portfolios

EQ/Invesco Global Real Assets Portfolio†††

EQ/JPMorgan Hedged Equity and Premium Income Portfolio†*

EQ/MFS Technology Portfolio†††

EQ/MFS Utilities Series Portfolio†††

EQ/T. Rowe Price Health Sciences Portfolio†††

EQ/Wellington Energy Portfolio†††

Multimanager Technology Portfolio†††

1290 VT Equity Portfolios

1290 VT Equity Income Portfolio†††

1290 VT GAMCO Small Company Value Portfolio†††

1290 VT Micro Cap Portfolio†††

1290 VT Small Cap Value Portfolio†††

1290 VT SmartBeta Equity ESG Portfolio†††

1290 VT Socially Responsible Portfolio†††

1290 VT Fixed Income Portfolios

1290 VT DoubleLine Opportunistic Bond Portfolio†††

1290 VT High Yield Bond Portfolio†††

1290 VT Allocation Portfolio

1290 VT Moderate Growth Allocation Portfolio†

1290 VT Specialty/Sector Portfolios

1290 VT Convertible Securities Portfolio†††

1290 VT GAMCO Mergers & Acquisitions Portfolio†††

1290 VT Multi-Alternative Strategies Portfolio†††

1290 VT Natural Resources Portfolio†††

1290 VT Real Estate Portfolio†††

Strategic Allocation Series Portfolios

EQ/Ultra Conservative Strategy Portfolio†

EQ/Conservative Strategy Portfolio†

EQ/Conservative Growth Strategy Portfolio†

EQ/Balanced Strategy Portfolio†

EQ/Moderate Growth Strategy Portfolio†

EQ/Growth Strategy Portfolio†

EQ/Aggressive Growth Strategy Portfolio†

Other Allocation Portfolios

EQ/All Asset Growth Allocation Portfolio†††

Equitable Conservative Growth MF/ETF Portfolio†††

Equitable Moderate Growth MF/ETF Portfolio†††

Equitable Growth MF/ETF Portfolio†††

EQ Allocation Portfolios

EQ/Conservative Allocation Portfolio†††

EQ/Conservative-Plus Allocation Portfolio†††

EQ/Moderate Allocation Portfolio††††

EQ/Moderate-Plus Allocation Portfolio†††

EQ/Aggressive Allocation Portfolio†††

Target Allocation Portfolios

Target 2015 Allocation Portfolio†††

Target 2025 Allocation Portfolio†††

Target 2035 Allocation Portfolio†††

Target 2045 Allocation Portfolio†††

Target 2055 Allocation Portfolio†††

† The Trust offers only Class IB shares of this Portfolio.

†† The Trust offers only Class K shares of this Portfolio.

††† The Trust offers only Class IB and Class K shares of this Portfolio.

†††† The Trust offers Class IA, Class IB and Class K shares of this Portfolio.

* Effective October 27, 2025, the EQ/Franklin Moderate Allocation Portfolio was renamed EQ/JPMorgan Hedged Equity and Premium Income Portfolio.